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                                                                    EXHIBIT 10.7

               AMENDMENT TO OIL, GAS AND COALBED METHANE GAS LEASE

      This amendment is made this 23rd day of November, 2004, by and among AMERICAN PREMIER UNDERWRITERS, INC. and AFC COAL PROPERTIES, INC., (hereinafter collectively referred to as "Lessor) and BPI INDUSTRIES INC., hereinafter referred to as "Lessee").

                               W I T N E S S E T H

      Whereas, Lessor and Lessee are parties to that certain Oil, Gas and Coalbed Methane Gas Lease, dated April 3, 2001 (hereinafter referred to as "Lease"), covering Lessor's interest in the oil, gas and coalbed methane gas in certain coal tracts located in Franklin, Saline and Williamson Counties, Illinois.

      WHEREAS section 11(b) of the Lease states, "Lessee has 120 days from the date of the lease to have (i) plugged and removed the casing of at least
      (1) of the Prior Wells (the "First Plugged Prior Well" which shall be a typical well - not shallow compared to remaining wells) in accordance with the requirements of this Lease and all Laws, (ii) provided Lessor with a written certification and supporting documentation of such plugging and removal, the actual costs thereof, and the full payment of the costs, and
      (iii) made the deposits described above with respect to other Prior Wells, provided the amount of such deposits may be based on the actual costs for removing the casing of the First Plugged Prior Well subject to increase as provided in the last sentence of (a) above"; and

      WHEREAS as of December 20, 2001, the aforesaid "Lease" was amended to extend compliance with paragraph 11(b) to January 15, 2002; and

      WHEREAS as of January 13, 2003, the deadline for compliance with paragraph 11(b) was extended to April 3, 2003; and

      WHEREAS as of February 17, 2003, the deadline for compliance with paragraph 11(b) was extended to June 15, 2003; and

      WHEREAS as of August 4, 2003, the deadline for compliance with paragraph 11(b) was extended to November 15, 2003; and

      WHEREAS as of November 15, 2003, the deadline for compliance with paragraph 11(b) was extended to May 1, 2004; and

      WHEREAS as of April 30, 2004, the deadline for compliance with paragraph 11(b) was extended to August 1, 2004; and

      WHEREAS, Lessor and Lessee desire to amend the "Lease";

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      NOW THEREFORE, in consideration of the mutual covenants and conditions herein contained, the parties hereby agree as follows:

1.    AMENDMENT

      This deadline of August 1, 2004, is hereby extended until January 1, 2005, for compliance with Item 11(b) above.

2.    NO FURTHER MODIFICATION

      Excepted as amended hereby, the "Lease" and each and every term and condition thereof shall remain in full force and effect.

      IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered by their respective officers or representatives, thereunto duly authorized as of the date first above written.

LESSOR                                       LESSEE

AFC COAL PROPERTIES, INC..                   BPI INDUSTRIES INC.

By: /s/ James C. Kennedy                     By: /s/ James G. Azlein
   -------------------------------------        --------------------------------
   James C. Kennedy, Vice President             James G. Azlein, President

AMERICAN PREMIER UNDERWRITERS, INC.

By: /s/ Joseph D. Stelzer
   -------------------------------------
      Joseph D. Stelzer, Vice President